Exhibit 10.29

THE AMENDED 2004 STOCK OPTION PLAN FOR

DIRECTORS OF AMPHENOL CORPORATION

I.  PURPOSE OF PLAN; DEFINITIONS.

1.1                                 Purpose.

The purpose of the 2004 Stock Option Plan for Directors of Amphenol Corporation (the “Plan”) is to strengthen Amphenol Corporation, a Delaware corporation (the “Company”), by providing an additional means of attracting, retaining and compensating highly qualified individuals for service as members of the Board of Directors of the Company. The Plan enables non-employee directors to increase their ownership of the Company’s common stock, allowing them to have a greater personal financial stake in the Company and underscoring their common interest with stockholders in increasing the value of the Company’s common stock in the long term.

1.2                                 Definitions.

For purposes of this Plan, the following terms shall be defined as indicated, unless otherwise clearly required by the context in which the term appears:

“Board of Directors” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the authorized and issuable common stock of the Company ($.01 par value).

“Fair Market Value” shall mean (i) the closing price for the Common Stock on the composite tape of the New York Stock Exchange, (ii) if the stock is no longer listed or admitted to trade on the New York Stock Exchange, the closing price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or (iii) if the Common Stock is no longer listed or admitted to trade on any national securities exchange and if sales prices for the Common Stock are not so furnished through NASDAQ or a similar organization, the fair market value of the Common Stock, as determined in good faith by the Board of Directors or an authorized committee thereof in such manner as it deems appropriate, taking into consideration, among other things, recent sales of the Common Stock.

“Non-Employee Director” shall mean each member of the Board of Directors who is not a current employee or a current officer of the Company or any of its Subsidiaries.

“Nonstatutory Options” shall mean an option granted pursuant to the Plan which does not qualify as an incentive stock option under Section 422 of the Code.

“Option(s)” shall mean option(s) to purchase Common Stock under this Plan.

“Option Price” shall have the meaning set forth in Section 3.2 hereof.

“Person” shall mean any individual, partnership, joint venture, corporation, association, trust, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

II.  ADMINISTRATION; PARTICIPATION.

2.1                                 Administration.

This Plan shall be administered by the Board of Directors. Subject to the express provisions of this Plan, the Board of Directors shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Board of Directors on the foregoing matters shall be conclusive.

2.2.                              Participation.

All Non-Employee Directors shall be eligible to participate in this Plan.

2.3                                 Stock Subject to the Plan.

Subject to Section 4.1 hereof, the stock to be offered under this Plan shall be shares of authorized but unissued Common Stock or Common Stock held in treasury. The aggregate amount of Common Stock to be delivered upon exercise of Options granted under the Plan shall not exceed the sum of 500,000 shares of Common Stock. Such amount of Common Stock is hereby reserved for issuance under this Plan. If any Option shall expire or terminate for any reason without having been fully exercised, the unexercised shares subject thereto shall again be available for the purposes of this Plan.

2.4                                 Stock Option Agreements.

Each Option granted pursuant to this Plan shall be evidenced by a written stock option agreement (any of which are at times herein referred to as an “Option Agreement” or, collectively, as “Option Agreements”).

III.  OPTIONS.

3.1                                 Annual Grant of Nonstatutory Options.

Only Nonstatutory Options may be granted under this Plan. On the first business day following the day of each annual meeting of the stockholders of the Company beginning in 2004, each person who is then a Non-Employee Director shall automatically and without further action by the Board of Directors be granted a Nonstatutory Option to purchase 10,000 shares of

Common Stock, subject to adjustment and substitution as set forth in Article IV. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each Non-Employee Director to be granted an Option for 10,000 shares (or the number of adjusted or substituted shares pursuant to Article IV), then each Non-Employee Director shall be granted an Option for a number of whole shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of shares.

3.2                                 Option Price.

Except as otherwise provided herein, the purchase price per share of the Common Stock covered by each Option (the “Option Price”) shall be one hundred percent (100%) of the Fair Market Value on the date of grant. The Option Price of any share purchased shall be paid in full at the time of each purchase in cash, by check, or, provided that all necessary regulatory approvals have been received, and provided further that the Option Agreement provides for such exercise, the person exercising the Option may deliver in payment of all or a portion of the Option Price certificates for other shares of Common Stock that have been held by such person for at least six (6) months (such other shares shall be valued at the Fair Market Value of such Common Stock as of the date of exercise of the Option).

3.3                                 Option Period.

Except as otherwise provided herein or as otherwise determined by the Board of Directors, each Option and all rights or obligations thereunder shall expire on such date as shall be provided in the Option Agreement, but not later than the tenth anniversary of the date on which the Option is granted and shall be subject to earlier termination as hereinafter provided.

3.4                                 Exercise of Options.

Each Option shall become vested and exercisable in accordance with the following schedule:

1st anniversary of grant date	33 1/3%
2nd anniversary of grant date	66 2/3%
3rd anniversary of grant date	100%

Notwithstanding the foregoing, Options shall become fully vested and exercisable upon the holder’s permanent disability (as defined in Section 3.7), death or retirement from the Board of Directors. “Retirement” shall mean a Non-Employee Director’s resignation or removal from the Board of Directors at any time after he or she has completed five years of service as a Non-Employee Director following the date of the initial Grant of an Option to such Non-Employee Director under the Plan. If an Option holder ceases to be a Director of the Company for any reason other than permanent disability, death or retirement, the Board of Directors, in its discretion, may determine that any outstanding Option shall become fully vested and exercisable.

If the holder of an Option shall not purchase all of the shares which the holder is entitled to purchase, the holder’s right to purchase any shares not so purchased shall continue until the expiration or earlier termination of the holder’s Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the previous sentence of this Section 3.4. No fewer than 100 shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the Option. The Board of Directors may impose such conditions or limitations, as shall be specified in the applicable Option Agreement, on the sale or transfer of Common Stock acquired upon exercise of an Option as it may deem necessary or desirable.

An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the Option, together with payment in full of the Option Price made in accordance with Section 3.2 of this Plan and all applicable withholding taxes.

3.5                                 Nontransferability of Options.

An Option granted under this Plan shall, by its terms, be nontransferable by the grantee other than by will or the laws of descent and distribution, and shall be exercised during the grantee’s lifetime only by the grantee or a duly appointed guardian or personal representative.

3.6                                 Cessation of Service.

Except as provided in Sections 3.7, 3.8 and 3.9 hereof, if an Option holder ceases to be a Director of the Company, the Option holder shall have 180 days, or such other period established by the Board of Directors from the date on which such Option holder ceases to be a Director of the Company to exercise his or her option, to the extent, and only to the extent, the Option had become exercisable prior to the date of such cessation of service.

3.7                                 Permanent Disability of Non-Employee Director.

If an Option holder is no longer a Non-Employee Director as a result of permanent disability (as defined below), the holder shall have twelve (12) months, or such shorter period as is provided in the Option Agreement, from the date of cessation of service to exercise his or her Option. The Option shall expire at the end of such 12-month period (or such shorter period as is provided in the Option Agreement or as provided pursuant to Section 3.3 hereof) to the extent not exercised within that period. As used herein, “permanent disability” shall mean the inability of an Option holder by reason of illness or injury to perform substantially all of his or her duties as a Non-Employee Director during any continued period of one hundred eighty (180) days.

3.8                                 Death of Non-Employee Director.

If an Option holder dies while a Non-Employee Director of the Company or during the periods described in Section 3.6 or 3.7 hereof, the holder’s Option shall be exercisable during the 12-month period, or such shorter period as is provided in the Option Agreement, following the holder’s death, by the executor of the holder’s will, the administrator of the holder’s estate, or as otherwise provided in the Option Agreement, (and not otherwise, regardless of any community property or other interest therein of the spouse of the holder or such spouse’s successor in interest), provided that in no event shall the Option be exercised after the period provided for in Section 3.3 hereof. Unless sooner terminated pursuant to the Plan, the Option shall expire at the end of such twelve-month period (or such shorter period as is provided in the Option Agreement or as is provided pursuant to Section 3.3 hereof) to the extent not exercised within that period. In the event that the holder’s spouse shall have acquired a community property interest in the Option, the holder, the executor of the holder’s will, the administrator of the holder’s estate, or such other Person as is otherwise provided in the Option Agreement, may exercise the option on behalf of the spouse of the holder or such spouse’s successor in interest.

3.9                                 Retirement of Non-Employee Director.

If an Option holder is no longer a Non-Employee Director of the Company due to retirement, the holder’s Option shall be exercisable during the 12-month period, or such shorter period as is provided in the Option Agreement, following the holder’s retirement, provided that in no event shall the Option be exercised after the period provided in Section 3.3 hereof. The Option shall expire at the end of such 12-month period (or such shorter period as is provided in the Option Agreement or as provided pursuant to Section 3.3 hereof) to the extent not exercised within that period.

IV.  OTHER PROVISIONS.

4.1                                 Adjustments Upon Changes in Capitalization and Ownership.

Subject to Section 4.2 below, if the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, combination, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares for which Options may be granted as set forth in Section 2.3 hereof. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change shall also be made.

Upon the dissolution or liquidation of the Company, or, subject to Section 4.2 below, upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, in which such surviving corporation (or an affiliate), if applicable, does not assume all obligations of the Company under this Plan and substitute for the unexercised Options granted under the Plan options to purchase securities of such surviving corporation having a value substantially equivalent to or greater than the Common Stock issuable upon exercise of such Options and on terms substantially the same as or better than those granted under the Plan, such Options shall become immediately exercisable upon the occurrence of such an event, but in no event may such Options be exercised after the exercise period specified in each individual Option Agreement.

Adjustments under this Section 4.1 shall be made by the Board of Directors or an authorized committee thereof, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under this Plan on account of any such adjustment. If for any reason any person becomes entitled to any interest in a fractional share, a cash payment shall be made of an equivalent value of such interest.

4.2                                 Change of Control.

(a)                                  The Board of Directors, in its sole discretion, may determine at the time of (or at any time after) the grant of an Option, that upon a Change of Control of the Company, that any outstanding Option shall become vested and exercisable by the holder thereof upon the terms and conditions of the Plan and the Option Agreement, provided, however, the Board of Directors or an authorized committee thereof may, in its discretion, take one or more of the actions described in Section 4.2(b) in connection with a Change of Control. A “Change of Control” shall mean the occurrence of any of the following events:

(i)                                     Upon consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination:

(A)                              the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; and

(B)                                no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of Outstanding Common Stock or Outstanding Voting Securities existed prior to the Business Combination; and

(C)                                at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(ii)                                  If individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of (A) an actual or threatened election contest with respect to the election or removal of directors; (B) an actual or threatened solicitation of proxies or consents; or (C) any other actual or threatened action by, or on behalf of, any Person other than the Board of Directors; or

(iii)                               Upon the acquisition after the Effective Date by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (i) above; or

(iv)                              The consummation of the sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)                                 In the event of a Change of Control, the Board of Directors or an authorized committee thereof may, in its discretion, take one or more of the following actions in connection with a Change of Control.

(i)                                     The Board of Directors or an authorized committee thereof may declare that any or all Options shall terminate as of a date to be fixed by the Board of Directors or such committee and may require that the respective holders thereof surrender all or a portion of their unexercised Options for cancellation by the Company prior to such date and, upon such surrender, such holders shall receive (i) the cash, securities or other consideration they would have received had they exercised such Options immediately prior to such Change of Control and had they disposed of their shares of Common Stock issuable upon such exercise in connection with such Change of Control (subject to required deductions and withholdings), minus (ii) an amount of cash or fair market value of securities or other such consideration equal to the Option Price for such Options surrendered; or

(ii)                                  The Board of Directors or an authorized committee thereof may declare that, upon the exercise by a holder of any or all Options after a Change of Control in accordance with the provisions of the Plan, such holder shall be entitled to receive only the cash, securities or other consideration he would have been entitled to receive had he exercised such Options immediately prior to such Change of Control and had he disposed of the Common Stock issuable upon such exercise in connection with such Change of Control; or

(iii)                               The Board of Directors or an authorized committee thereof may declare that any or all Options shall terminate as of a date to be fixed by the Board of Directors or such committee and give the holders thereof the right to exercise their Options prior to such date as to all or any part thereof; or

(iv)                              The Board of Directors or an authorized committee thereof may permit the successor corporation to assume the obligations of the Company under the Plan and to substitute for the unexercised Options granted under the Plan options to purchase securities of such successor corporation having a value substantially equivalent to or greater than the Common Stock issuable upon exercise of such Options and on terms substantially the same as or better than those granted under the Plan, all as determined by the Board of Directors or such committee, whereupon all outstanding Options and all future Options granted under the Plan shall thenceforth become options to purchase such securities of such successor corporation on such terms.

4.3                                 Government Regulations.

This Plan and the grant and exercise of Options shall be subject to all applicable rules and regulations of governmental authorities.

4.4                                 Withholding.

The Company may require, as a condition to (1) issuing or delivering to the holder of an Option shares or certificates evidencing the shares upon exercise of the Option or (2) allowing the transfer of shares subsequent to their issuance to the holder of an Option, that the holder of an Option or other person exercising the Option pay any sums that federal, state, or local tax law requires to be withheld with respect to such exercise or transfer. The Company shall not be obligated to advise any holder of an Option of the existence of the tax or the amount which the Company will be so required to withhold.

4.5                                 Amendment, Termination, and Reissuance.

(a)                                  The Board of Directors may at any time suspend, amend or terminate this Plan (or any part thereof) and, with the consent of the holder of an Option, may make such modifications of the terms and conditions of such holder’s Option as it shall deem advisable. No Option may be granted during any suspension of this Plan or after such termination. The amendment, suspension or termination of this Plan shall not, without the consent of the holder of an Option, adversely alter or impair any rights or obligations under any Option theretofore granted under this Plan.

(b)                                 In addition to the Board of Directors’ approval of any amendment, if the amendment would (i) increase the benefits accruing to participants in this Plan, (ii) increase the aggregate number of shares which may be issued under this Plan, or (iii) modify the requirements of eligibility for participation in this Plan, then such amendment must be approved by the holders of a majority of the Company’s outstanding capital stock present, or represented, and entitled to vote at a meeting duly held for the purpose of approving such amendment.

4.6                                 Privileges of Stock Ownership; Nondistributive Intent.

The holder of an Option shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued and delivered to him or her. Upon exercise of an Option, unless a registration statement is in effect under the Securities Act of 1933, as amended, relating to the Common Stock issuable upon exercise and there is available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, the Common Stock may be issued to the option holder only if he or she represents and warrants in writing to the Company and its counsel that the shares purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued upon the exercise of any Option unless and until there shall have been full compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agencies having jurisdiction over this Plan (and of any exchanges upon which stock of the Company may be listed).

4.7                                 Issuance of Stock Certificates.

Upon exercise of an Option, the person receiving Common Stock shall be entitled to one stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock to the Company in payment of a portion or all of the purchase price of stock purchased upon exercise of an Option, shall be entitled to receive two certificates, one representing a number of shares equal to the number of shares exchanged for the stock acquired upon exercise, and another representing the additional shares acquired upon exercise of the Option.

4.8                                 Effective Date of this Plan.

This Plan shall, subject to its adoption by the Board of Directors and the approval by the Company’s stockholders in accordance with applicable law and the Company’s Certificate of Incorporation, be effective as of May 27, 2004, and amended as of May 21, 2008.

4.9                                 Expiration.

Unless previously terminated by the Board of Directors, this Plan shall expire at the close of business on the date that is ten (10) years from the date specified in Section 4.8, and no Option shall be granted under it thereafter, but such expiration shall not affect any Option theretofore granted.

4.10                           Governing Law.

This Plan and the Options issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant Delaware law.